EXHIBIT 10.1

GLOBAL BOATWORKS HOLDINGS, INC.

A Florida Corporation

(Whose Corporate Name Is To Be Changed To R3 Score Holdings, Inc.)

1707 N. Charles Street, Suite 200-A Baltimore, MD 21201

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into on September 1, 2021 (the “Effective Date”) by and between Global Boatworks Holding, Inc., a Florida corporation, and R3 Score Technologies (“R3 Score”) the operating entity of GBBT, (together hereinafter “GBBT” or the “Company”), with a mailing address of 1707 N. Charles Street, Suite 200-A, Baltimore, MD 21201, and Lang Financial Services, Inc., (the “Consultant”), an Arizona corporation, with a mailing address of 120 E. Rio Salado Pkwy., #303, Tempe, AZ 85281.

RECITALS

WHEREAS, GBBT a publicly traded Over-the-Counter Bulletin Board company (OTC: GBBT).

WHEREAS, R3 Score is the primary operating model of GBBT and provides two products, The Basic Score and Advanced Score. The Basic and Advanced Scores offer more context than a traditional criminal background screening tools and/or traditional credit scores. R3 Score’s products provide decision-makers with more actionable data than what is available on the open market.

WHEREAS, The Consultant has both a genuine interest in working with the Company and has the expertise to help the Company plan and execute on their goals.

NOW, THEREFORE, GBBT desires to engage the Consultant to provide consulting services (as defined below) on an independent contractor basis, and the Consultant is willing to render its consulting services to GBBT on an independent contractor basis as described below.

AGREEMENT

1.0 SERVICES

“Services” is defined as the whole of the consulting services, activities, materials, matters, and things required to be done, delivered or performed by in accordance with the Scope of Services (SOS) (attached as Appendix A to this Agreement) agreed upon by and between GBBT and the Consultant.

2.0 RELATIONSHIP OF PARTIES

2.1. Nothing contained in the entire Agreement shall be construed as the establishment or creation of an employer-employee relationship between GBBT and the Consultant, it is agreed

Consulting Agreement

that the position of the Consultant is that of an independent contractor. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture or other forms of joint enterprise, employment or fiduciary relationship between the parties, and neither party shall have authority to contract for or bind the other party in any manner whatsoever.

2.2. Any employee of GBBT engaged in performing the Services hereunder are employees of GBBT for all purposes and will under no circumstances be deemed to be employees of the Consultant.

2.3. The Consultant may subcontract any of the Services hereunder without the prior written approval of GBBT. The Consultant shall properly direct and control its subcontractors and shall have full responsibility for all Services, whether performed by the Consultant or its subcontractors. The Consultant shall ensure that any and all subcontractors shall be bound to the terms and conditions of this Agreement. Any subcontractors engaged by the Consultant in performing the Services hereunder are subcontractors for all purposes and will under no circumstances be deemed to be employees or subcontractors of GBBT. The Consultant from time-to-time may determine that portions of the Agreement exceed the Scope and require additional support and resources. The services will be discussed and agreed upon in advance and a separate compensation agreement will be negotiated or the compensation or Section 5.0 of this Agreement would be amended.

2.4. GBBT’s President and Chief Executive Officer (“CEO”), Laurin Leonard, shall serve as its primary contact with respect to this Agreement and to act as its authorized representative with respect to matters pertaining to this Agreement, with such designation to remain in force unless and until a successor is appointed. Consultant must provide its written consent to a change in its authorized representative.

2.5. The Company recognizes and confirms that in providing the services under this Agreement, the Consultant will be using and relying upon data, material, and other information furnished by the Company’s management, its employees, and representatives. The Company hereby agrees and represents that all information furnished in connection with this engagement, to the extent of its knowledge, shall be accurate and complete in all material respects at the time furnished unless we are otherwise notified by the Company.

2.6. The Company further agrees that it will promptly notify the Consultant of any subsequent material change affecting the accuracy or completeness of such information. All information concerning the Company so furnished that is not publicly available will be treated in strict confidence and will not be revealed unless legally compelled. The Company recognizes and confirms that the Consultant assumes no responsibility for the accuracy and completeness of such information and shall not be required to make an independent verification of such information. Because of the importance of oral and written management representations, the Company releases and indemnifies Consultant from any and all claims, liabilities, costs, and expenses attributable to any known misrepresentations by management.

2.7. The Company and Consultant agree to not hold either liable, whether a claim is in tort, contract or otherwise, for any consequential, indirect, lost profit or similar damages relating to

Consulting Agreement

services provided under this Agreement, except to the extent finally determined to have resulted from the willful misconduct, gross negligence or fraudulent behavior relating to such services.

3.0 TERM

3.1. This Agreement shall commence as of the Effective Date and shall continue thereafter for one year, unless sooner terminated pursuant to Section 11.

3.2. The Services provided by Consultant pursuant to this Agreement can be extended beyond the term specified in Section 3.1 by written agreement of both parties as an amendment to this Agreement.

4.0 MODIFICATIONS, EXTRAS, AND AMENDMENTS

4.1. If either party wishes to change the scope or performance of the Services, it shall submit details of the requested change to the other party in writing. The Consultant shall, within a reasonable time after such request, provide a written estimate to GBBT of (a) the likely time required to implement the change; (b) any necessary variations to the fees and other charges for the Services arising from the change; (c) the likely effect of the change on the Services; and (d) any other impact the change might have on the performance of this Agreement.

4.2. Promptly after receipt of the written estimate, the parties shall negotiate and agree in writing on the terms of such change (a “Change Order”). Neither party shall be bound by any Change Order unless mutually agreed upon in writing.

5.0 OMITTED

6.0 RIGHTS IN INTELLECTUAL PROPERTY

All documents, work product and other materials that are delivered to GBBT under this Agreement or prepared by or on behalf of the Consultant in the course of performing the Services (collectively, the “Deliverables”), are the sole and exclusive property of GBBT. GBBT is and shall be the sole and exclusive owner of all right, title, and interest throughout the universe in perpetuity in and to all the Deliverables of the Services performed under this Agreement, including all patents, copyrights, trademarks, trade secrets, and other intellectual property rights (collectively “Intellectual Property Rights”) therein. All Deliverables of the Services are hereby deemed “work made for hire” for GBBT within the meaning of 17 U.S.C. § 101 and any other applicable law. If, for any reason, any such result or proceeds does not constitute a “work made for hire,” the Consultant hereby irrevocably assigns to GBBT, in each case without additional consideration, all right, title, and interest throughout the universe in perpetuity in and to such result or proceed, including all Intellectual Property Rights therein.

7.0 CONFIDENTIALITY

7.1.

“Confidential Information”

Consulting Agreement

(a) includes any privileged, confidential, and/or proprietary information in possession of one party (“Disclosing Party”), pertaining to the business of the Disclosing Party or of any third party, which is identified as confidential in written or oral communication with the receiving party (“Receiving Party”). Such Confidential Information includes, without limitation, financial, statistical, marketing, business, and personnel information, projections, plans, forecasts, reports, service capabilities, and any other data or information collected and gathered in the provision of the Services.

(b) does not include any information that: (i) is or becomes generally available to the public other than as a result of a breach of this Section; (ii) is or becomes available to the Receiving Party on a non-confidential basis from a third-party source, provided that such third party is not and was not prohibited from disclosing such Confidential Information; (iii) was in Receiving Party’s possession prior to Disclosing Party’s disclosure hereunder; or (iv) was or is independently developed by Receiving Party without using any Confidential Information.

7.2.

The Receiving Party

(a) shall protect and safeguard the Disclosing Party’s Confidential Information with at least the same degree of care as it would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care.

(b) shall not use the Disclosing Party’s Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement.

(c) shall not, except with the Disclosing Party’s express written permission or as otherwise required by law, copy, reproduce, sell, assign, license, market, transfer, give, or otherwise disclose such Confidential Information to any person or organization, except to its own employees or agents as necessary to exercise its rights or perform its obligations under this Agreement. If the Receiving Party is required by applicable law or legal process to disclose any Confidential Information, it shall, prior to making such disclosure, use commercially reasonable efforts to notify Disclosing Party of such requirements to afford Disclosing Party the opportunity to seek, at Disclosing Party’s sole cost and expense, a protective order or other remedy.

(d) shall, upon the request by the Disclosing Party or upon completion of the Services, immediately destroy, or return to the Disclosing Party at Disclosing Party’s expense, all Confidential Information received during the course of the Agreement.

8.0 CONSULTANT REQUESTS

GBBT shall respond promptly to any reasonable requests the Consultant makes for instructions, information, or approvals in order to perform the Services. GBBT shall cooperate with the Consultant in its performance of the Services and provide access to its premises, employees, and equipment as required to enable the Consultant to perform the Services. GBBT shall take all steps necessary, including obtaining any required licenses or consents, to prevent delays in the Consultant’s performance of the Services.

Consulting Agreement

9.0 WARRANTIES

9.1. Each party represents and warrants to the other party that:

(a) it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization;

(b) it has the full legal right, power, and authority to enter into and perform all its obligations under this Agreement;

(c) any product, equipment, software, methodology, design, device, material, process, report, trademark, documentation, or information provided to the other party or used in connection therewith does not violate or infringe upon any patent, copyright, trade secret, or other proprietary right of any third party and hereby indemnifies and holds the other party, its officers, agents, and employees harmless for any losses, damages, liabilities, causes of action, judgments, costs, or expenses, including attorneys’ fees, which may result from the breach or alleged breach of this warranty.

9.2. The Consultant represents and warrants that it:

(a) is experienced in and familiar with all aspects of the Services to be provided under the terms of this Agreement,

(b) shall perform the Services hereunder with care, skill, and diligence in accordance with the standards of professional skill and care common to the profession, and

(c) shall be responsible for the professional quality, technical accuracy, completeness, and coordination of all Services performed under this Agreement, and shall devote adequate resources to meet its obligations under this Agreement.

9.3. The Consultant shall not be liable for a breach of any warranty set forth in this Section unless GBBT gives written notice of the defect, reasonably described, to the Consultant within thirty (30) days of the time when GBBT discovers or ought to have discovered the defect. If GBBT notifies the Consultant of any defect, the Consultant shall use reasonable efforts to promptly cure any such defect. If the Consultant cannot cure the defect within thirty (30) days of GBBT’s notification, GBBT may, at its option, terminate the Agreement by serving a written notice of termination in accordance with Section 11.

10.0 INDEMNIFICATION

10.1. In no event shall Consultant be liable to the GBBT or to any third-party for any loss of use, revenue, or profit; loss of the data or diminution in value; or for any consequential, incidental, indirect, exemplary, special or punitive damages; or for any cost or expense (including

Consulting Agreement

negligence), or otherwise, regardless of whether such damage was foreseeable and whether or not the Company had been advised of the possibility of such damages.

10.2. GBBT shall defend, indemnify, and hold harmless the Consultant and its affiliates and their officers, directors, employees, agents, successors, and assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind (including reasonable attorneys’ fees) arising in any way out of or relating to this Agreement. The provisions of this section shall survive the completion or termination of this engagement.

11.0 TERMINATION

11.1. Either party may terminate this Agreement, effective upon giving thirty (30) days written notice to the other party, at any time if: (a) the other party materially breaches this Agreement, and such breach is incapable of cure, or with respect to a material breach capable of cure the other party does not cure such breach within thirty (30) days after receipt of written notice of such breach; (b) the other party files a petition under a bankruptcy act, is adjudicated bankrupt, becomes insolvent or admits its inability to pay its debts generally as they become due, or has a receiver, trustee, custodian or similar agent appointed for its business; (c) the other party is dissolved or liquidated or takes any corporate action for such purpose; (d) the other party makes a general assignment for the benefit of creditors, or (e) GBBT and the Consultant fail to reach a mutual agreement regarding any modification contemplated to this Agreement.

11.2. The Consultant may terminate this Agreement before the completion of the Services on written notice if GBBT fails to pay any amount when due hereunder and such failure continues for ten (10) days after Client’s receipt of written notice of nonpayment, or more than two (2) times in any four (4) month period.

11.3. If either party terminates the Agreement under the terms of this Section, GBBT shall remain responsible for payment under the terms of the Agreement for any Services satisfactorily completed by the Consultant before termination.

11.4 Either party may terminate this engagement at any time without cause by providing at least thirty (30) business days’ prior written notice of such termination. Both Parties agree to work together in good faith to transition records to the Company and a new provider if the relationship terminates for any reason.

12.0 INSURANCE

GBBT and the Consultant shall be responsible for maintaining any and all of their required and necessary insurance coverages by law.

13.0 FORCE MAJEURE

The Consultant shall not be liable or responsible to GBBT, nor be deemed to have defaulted or breached this Agreement, for any failure or delay in fulfilling or performing any term of this

Consulting Agreement

Agreement when and to the extent such failure or delay is caused by or results from acts or circumstances beyond the reasonable control of the Consultant. If the event in question continues for a continuous period in excess of 60 days, GBBT shall be entitled to give notice in writing to the Consultant to terminate this Agreement.

14.0 DISPUTE RESOLUTION

If any dispute arises between GBBT and the Consultant as to the performance or interpretation of this Agreement or any matter or thing in connection therewith, the parties shall first attempt in good faith to resolve the dispute by negotiation and consultation between themselves.

15.0 JURISDICTION AND GOVERNING LAW

All questions, matters or disputes including but not limited to questions of interpretation, construction, validity, and performance arising from this Agreement or any part thereof shall be governed by the laws of the State of Maryland.

16.0 NOTICE

16.1 Any notice or communication required to be given or made under this Agreement shall have been duly made or given by the delivering party when (a) delivered by hand or by certified mail to the relevant party addressed as follows:

COMPANY:

Laurin N. Leonard

President & CEO

Global Boatworks Holding, Inc.

1707 N. Charles Street, Suite 200-A

Baltimore, MD 21201

E-mail: laurin@R3Score.com

CONSULTANT:

Lang Financial Services, Inc.

120 E. Rio Salado Pkwy., #303

Tempe, AZ 85281

Attention: Lanny Lang, President

E-mail: llang@LamgFSI.com

16.2. All notices and other communications to be given or made under this Agreement shall be deemed sufficiently received by the receiving party and shall be deemed effective for all purposes hereunder when received, if in writing and delivered by hand; two business days following deposit with a nationally recognized courier or overnight delivery service, or three business days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid.

17.0 ELECTRONIC SIGNATURE

Consulting Agreement

An electronic signature representing the facsimile of an original signature on purchase orders, contracts, amendments, notices, or any other documents under this Agreement shall be deemed an original signature of the respective duly authorized representative.

18.0 INTEGRATION

The terms and conditions of this Agreement including any attachments incorporated herein and attached hereto, embody the whole of the Agreement. There are no promises, terms, conditions or obligations other than those contained herein. This Agreement shall supersede all previous communications, representations or Agreements, either oral or written, between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Global Boatworks Holding, Inc.

R3 Score Technologies, Inc.

By:

/s/ Laurin N. Leonard

Laurin N. Leonard

President & CEO

Lang Financial Services, Inc.

By:

/s/ Lanny R. Lang

Lanny R. Lang

President

Consulting Agreement

CONSULTING AGREEMENT

APPENDIX A: SCOPE OF SERVICES AND COMPENSATION

A.

This Scope of Services (“SOS”), adopts and incorporates by reference the terms and conditions of the Agreement, which was entered into on the Effective Date between Company and Consultant. This SOS is effective beginning with the Effective Date of the Agreement and will remain in effect for one year from the Effective Date, which is defined in the Agreement as the Expiration Date, unless otherwise extended or terminated pursuant to the terms in the Agreement.

B.

Services performed under this SOS will be conducted in accordance with and be subject to the terms and conditions of this Agreement.

C.

Capitalized terms used but not defined in this SOS shall have the meanings set out in the Agreement.

1. SCOPE OF SERVICES

1.1 Engagement Details

Consultant Services Type:	Public Company-focused Accounting Services
Scheduled Start Date	September 1, 2021 (“Effective Date”)
Scheduled End Date	August 31, 2022
GBBT Assigned Manager	Laurin Leonard, CEO

1.2 Service Description

Consultant’s initial stages of Statement of Services development will include:

12/31/2020 annual financial statements:

•

Prepare 12/31/2020 financial statements and footnotes in accordance with GAAP.

•

Interface with Company independent auditors on audit requests and prepare workpapers as needed for the 12/31/2020 audit.

•

Prepare any technical memos and workpapers required by Company independent auditors.

•

Prepare Management’s Discussion and Analysis (MD&A) for 12/31/2020 for inclusion in the Form 10-K.

•

Coordinate with Company securities counsel and Edgar filing service for filing the Form 10-K.

3/31/2021 quarterly financial statements:

Consultant  LRL  Company  LNL

1

Consulting Agreement

•

Prepare 3/31/2021 quarterly financial statements and footnotes in accordance with GAAP for interim financial reporting.

•

Interface with Company independent auditors to complete SEC quarterly review requirements.

•

Prepare Management’s Discussion and Analysis (MD&A) for 3/31/2021 for 10-Q.

•

Coordinate with Company securities counsel and Edgar filing service for filing the Form 10-Q.

6/30/2021 quarterly financial statements:

•

Prepare 6/30/2021 quarterly financial statements and footnotes in accordance with GAAP for interim financial reporting.

•

Interface with Company independent auditors to complete SEC quarterly review requirements.

•

Prepare Management’s Discussion and Analysis (MD&A) for 6/30/2021 for 10-Q.

•

Coordinate with Company securities counsel and Edgar filing service for filing the Form 10-Q.

Amended Form 8-K:

•

Coordinate with Company independent auditors  and Company securities counsel regarding amending SEC Form 8-K filed in connection with the R3 / GBBT merger, if necessary.

1.3 Other services

As may be requested by the Company, Consultant will

•

Assist Company securities counsel with any correspondence with the SEC.

•

Draft Company board minutes and resolutions

•

Coordinate correspondence with FINRA, OTC and other regulatory entities

1.4 Tracking Requirements

Consultant is expected to fully track, with the provided documents, billable time, how billable time is spent in various phases of the client engagement, and all engagement-related reimbursable business expenses. All requested tracking reports will be submitted to Laurin Leonard or her designee.

2. COMPENSATION

In consideration of the provision of Services by the Consultant and under this Agreement, GBBT shall pay the Consultant as agreed below.

Phase 1:

•

Base fee of $185 per hour

Consultant  LRL  Company  LNL

2

Consulting Agreement

•

½ of the hourly rate will be paid in cash and ½ of the hourly rate will be “deferred” until the Company successfully raises $1,000,000 in funding, at which point the deferred fee will paid in cash or installments, as may be agree to.

•

Two Million (2,000,000) shares of restricted common stock issued as of the Effective Date of the Agreement.

Phase 2:

•

The Fee arrangement beyond the initial term, if any, will be discussed and agreed upon by the CEO and Consultant during the sixth month of the initial term and any subsequent extensions with finalization of either the mutual agreement going forward or the cessation of services at the conclusion of the initial term.

The fee arrangement outlined above covers the Services of the Agreement. It does not include any services for daily, weekly or monthly accounting nor financial report preparation. Other Consultant resources could be available to provide these and other services to the Company. However, they will not be utilized unless discussed with and approved by the CEO in advance including a fee arrangement relating to those resources.

Consultant will use best efforts to carry out all of its responsibilities and tasks including assistance with the Company's capital and financing requirements.

Consultant shall submit a reimbursement request in advance for approval prior to incurring out-of-pocket expenses such as travel, lodging, etc.

IN WITNESS WHEREOF, the parties hereto have executed this SOS as of the date first above written.

Global Boatworks Holding, Inc.

R3 Score Technologies, Inc.

By:

/s/ Laurin N. Leonard

Laurin N. Leonard

President & CEO

Lang Financial Services, Inc.

By:

/s/ Lanny R. Lang

Lanny R. Lang

President

Consultant  LRL  Company  LNL

3